GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
           1723 Cloverfield Boulevard, Santa Monica, California 90404
                   Telephone: (310) 828-9798 o (800) 989-9798
                      Fax: (310) 829-7853 o (310) 453-7610








June 22, 2004




Securities and Exchange Commission
Washington, D.C. 20549

          Re:  Material Technologies, Inc.
               Commission File Number 33-23617

Gentlemen:

We have read the Current Report dated June 22, 2004 for Material Technologies, Inc. on Form 8-K.

We agree with Item 4(a) with respect to statements made regarding Gumbiner, Savett, Finkel, Fingleson & Rose, Inc.

We are not in a position to agree or disagree with item 4(b) or Item 5.




/s/ Gumbiner, Savett, Finkel, Fingleson & Rose, Inc.
-----------------------------------------------------
GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.



cc:  Board of Directors
     Material Technologies, Inc.


















        Members o American Institute of CPAs and its SEC Practice Section
      California Society of CPAs o Independent member of BKR International with offices in principal cities throughout the world